UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 22, 2019

Pensare Acquisition Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

1720 Peachtree Street, Suite 629
Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 234-3098
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Pensare Acquisition Corp. (the “Company”) previously announced that it will hold a special meeting of stockholders on April 26, 2019 at 11:00 a.m., local time, at the offices of Greenberg Traurig, LLP, located at the MetLife Building, 200 Park Avenue, New York, New York 10166 (the “Special Meeting”) to vote on (i) an amendment (the “Charter Amendment”) to the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional three months, from May 1, 2019 to August 1, 2019 (the “Extended Date”); and (ii) a proposal to direct the chairman of the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Charter Amendment.

On April 22, 2019, the Company announced that if the Charter Amendment is approved, the Company’s sponsor, Pensare Sponsor Group, LLC (the “Sponsor”), has agreed to contribute to the Company as a loan $0.033 for each share of the Company’s common stock issued in its initial public offering (each, a “Public Share”) that is not redeemed in connection with the stockholder vote to approve the Extension (the “Contribution”), for one additional calendar month (May 2019). In connection with the Extension, the Sponsor will make an aggregate Contribution of approximately $932,372 (assuming no Public Shares were redeemed). The Contribution will be deposited in the trust account established in connection with the Company’s initial public offering (the “Trust Account”) on or before May 10, 2019. Accordingly, if the Charter Amendment is approved and the Extension is implemented, the redemption amount per Public Share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.36 per Public Share, in comparison to the current redemption amount of approximately $10.32 per Public Share (based on approximately $291.7 million in the Trust Account as of April 18, 2019). The Contribution is conditional upon the implementation of the Charter Amendment. The Contribution will not occur if the Charter Amendment is not approved or the Extension is not completed for any reason. The amount of the Contribution will not bear interest and will be repayable by the Company to the Sponsor upon consummation of the Company’s initial business combination. If the Sponsor advises the Company that it does not intend to make the Contribution, then the Charter Amendment will not be put before the stockholders at the Special Meeting and the Company will dissolve and liquidate in accordance with its amended and restated certificate of incorporation. The Company will announce in May 2019 if the Sponsor will make additional contributions to the Trust Account after that month. If the Sponsor determines not to make additional contributions to the Trust Account, the Company will promptly offer public stockholders the right to redeem their Public Shares for their pro rata portion of the funds then available in the Trust Account.

On April 22, 2019, the Company issued a press release announcing the Contribution. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits

Exhibit Number	Exhibit
99.1	Press Release, dated April 22, 2019.

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release, dated April 22, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 22, 2019

Pensare Acquisition Corp.

By:	/s/ Darrell J. Mays
Name: Darrell J. Mays
Title: Chief Executive Officer